Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Benitec Biopharma Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	common stock, par value $0.0001 per share	457(c)	32,871,201	$9.04	$297,155,657.04	0.00014760	$43,860.17

	Total Offering Amounts					$297,155,657.04

	Total Fees Previously Paid

	Total Fee Offsets							—

	Net Fee Due							$43,860.17

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)

The amount of shares of common stock registered consists of (i) 7,247,532 shares of common stock of the registrant held by the selling stockholders, (ii) 12,950,610 shares of common stock of the registrant issuable upon the exercise of pre-funded warrants of the registrant with an exercise price of $0.0001 per share held by the selling stockholders, (iii) 588,235 shares of common stock of the registrant issuable upon the exercise of pre-funded warrants with an exercise price of $0.0017 per share held by the selling stockholders, and (iv) 1,240,265 shares of common stock of the registrant issuance upon the exercise of warrants with an exercise price of $1.93 per share held by the selling stockholders, and (v) 10,844,559 shares of common stock of the registrant issuable upon the exercise of warrants of the registrant with an exercise price of $3.86 per share held by the selling stockholders.

(3)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of common stock of the registrant on the Nasdaq Capital Market on May 10, 2024 (such date being within five business days of the date that this registration statement was first filed with the U.S. Securities and Exchange Commission, in accordance with Rule 457(c) under the Securities Act).